EXHIBIT 10.41

                           PETRODRILL ENGINEERING N.V.






                                     - AND -






                           WORKSHIPS CONTRACTORS B.V.








                       -----------------------------------

                                SUPPLY AGREEMENT

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
THIS AGREEMENT is made the 5th day of November 1998,

BETWEEN:

1. PETRODRILL ENGINEERING N.V. a company incorporated in the Netherlands Antilles under registration number 77521 and having its registered office at Anthony Veder Building, Kaya Jacob Posner, Willemstad, Curacao, Netherlands Antilles (hereinafter referred to as the Construction Manager); and

2. WORKSHIPS CONTRACTORS B.V. a corporation incorporated in the Netherlands of KP Van Der Mandeleaan 34, 3062 MD Rotterdam (Brainpark), The Netherlands (Workships). The Construction Manager and Workships are also hereinafter referred to collectively as PARTIES and individually as PARTY.

WHEREAS:

A. The Construction Manager has entered into an agreement with Petrodrill Seven Limited (such company as its assignee pursuant to a Construction Contract Assignment, the Owner) of even date herewith (the Construction Management Agreement) whereby the Construction Manager has been appointed by the Owner to oversee the construction of the Owner's dynamically positioned semisubmersible drilling unit (the Vessel).

B. The Construction Manager is desirous that Workships should provide to the Construction Manager personnel in accordance with the terms and conditions of this Agreement to assist the Construction Manager with various of the technical services required by the Owner to be provided during the period of the construction of the Vessel by the shipyard (the Builder) pursuant to a different shipbuilding contract (the Shipbuilding Contract).

NOW, THEREFORE in consideration of the mutual covenants and obligations hereafter set forth, it is hereby agreed between the Parties as follows:

1.    DEFINITIONS

      Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amethyst Financial Company Ltd.'s Shareholders' Agreement of every date herewith among Drillpetro Inc., Westville Management Corporation and Techdrill Inc.

2.    OBJECT

      The object of this Agreement is the supply by Workships to the Construction Manager of personnel such as, but not limited to, specified in Clause 4 of this Agreement.

3.    TERM

      The term of this Agreement is for the period of the construction of the Vessel by the Builder.

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4.    SCOPE OF SERVICES PROVIDED BY WORKSHIPS

      Workships shall provide to the Construction Manager such personnel (the Technical Personnel) as are requested by the Construction Manager to assist the Construction Manager in relation to the marine construction of the Vessel and the fulfilment of the Construction Manager's obligations to the Owner as set out in the Construction Management Agreement. The provision of the Technical Personnel shall be on the following basis:

4.1 the Technical Personnel provided by Workships shall be suitably qualified to advise and assist in connection with matters relating to the construction of the Vessel as a drilling or workover unit;

4.2 at no time shall the Technical Personnel be deemed to be employees, either temporarily or permanent, of the Construction Manager and shall at all times be deemed to be employees of Workships;

4.3 Workships shall have the sole responsibility for the preparation of payroll and the payment of the Technical Personnel wages, compensation, remittance, allowance, insurance and indemnities of whatever kind and in complying with all applicable labour and local taxation regulations.

4.4 Both Parties agree to refrain from any and all actions, direct or indirect, that may lead to employment by such Party of an employee of the other Party, unless such Party obtains the prior written approval of the other Party, which approval shall not unreasonably be withheld.

4.5 Workships shall be entitled to invoice the Construction Manager for the travel, accommodation and repatriation of the Technical Personnel during the period of construction of the Vessel.

4.6 The Technical Personnel shall assist the Construction Manager in the fulfilment of its obligations as set out in Clause 4 of the Construction Management Agreement.

4.7 The Construction Manager may, if it is reasonably dissatisfied with any of the Technical Personnel, make a request in writing to Workships that such Technical Personnel be replaced with another suitably qualified person and Workships shall provide the same forthwith PROVIDED ALWAYS that Workships shall only do so if in its reasonable opinion the request of the Construction Manager is justified.

4.8 In the event that the Construction Manager requires such Technical Personnel to undertake tasks not included within the scope of the services to be provided as set out in Clause 4 of the Construction Management Agreement and agreed hereunder then the Construction Manager shall seek the prior written consent of Workships which consent shall not be unreasonably withheld and Workships shall instruct the Technical Personnel concerned to comply with such request of the Construction Manager.

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4.9   Workships shall only be required to provide to the Construction Manager such Technical Personnel as are available at the time that the Construction Manager requires them and the choice/identity of such Technical Personnel shall be decided upon by Workships in its absolute discretion and PROVIDED ALWAYS that the provision of such Technical Personnel from time to time shall not materially disrupt or adversely affect Workships's own business in which case Workships shall be entitled to postpone the supply of such Technical Personnel until such time as it is more able to comply with the requirements of the Construction Manager.

5.    COMPENSATION / REMUNERATION

5.1 All Technical Personnel are to be provided by Workships to the Construction Manager on an open book, at cost basis, duly justified by direct reference to industry standards.

      For the supply of the Technical Personnel forming the object of this Agreement, the Construction Manager will pay Workships the rates stipulated in Appendix A herein increased on an annual basis by 3% unless otherwise agreed.

5.2 Workships shall receive compensation from the Construction Manager in the amount of US $2,083.33 per month as from May 1, 1998 for services provided hereunder. This amount is due at the end of each month.

5.3 In the case of disputed invoice, the Construction Manager will inform Workships of the item under dispute specifying the complaint within fifteen (15) days of receipt of such invoice but will pay the undisputed part. The disputed item will be paid as may be mutually agreed. This amount is due at the end of each month.

5.4   Payments shall be made to a bank account nominated on each invoice.

5.5 In case of sale of the Vessels Clause 5.2 of the contract shall remain in place for the total period of 24 months. Any outstanding amount shall be discounted at the rate of ten percent (10%).

6.    TAXES

      Any taxes or charges incurred by Workships in connection with its duties and obligations hereunder whilst supplying the Technical Services shall be for the account of Workships.

7.    LIABILITIES

7.1   COMPLIANCE WITH LAW AND REGULATION

      Workships represents that the provision by it of the Technical Personnel under this Agreement will comply with all applicable laws and regulations in France, the Netherlands, Brazil and the jurisdictions in which the Technical Personnel are required to operate.

7.2   LIABILITIES BETWEEN THE PARTIES

      7.2.1 Workships shall hold harmless and indemnify the Construction Manager from and against all claims, costs expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

            (i) death of or personal injury to any of the personnel of the Workships Group;

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            (ii) loss of or damage to the property of the Workships Group;

            (iii) any consequential or economic loss or damage suffered by the
                  Workships Group;

      howsoever arising and irrespective of negligence or other breach of legal duty by the Construction Manager Group.

      7.2.2 The Construction Manager shall hold harmless and indemnify Workships from and against all claims, costs, expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

            (i) death of or personal injury to any of personnel of the Construction Manager Group;

            (ii) loss of or damage to the property of the Construction Manager Group; and

            (iii) any consequential or economic loss or damage suffered by the
                  Construction Manager Group;

            howsoever arising and irrespective of negligence or other breach of legal duty bY the Workships Group.

      7.2.3 For the purposes of this Clause 7.2, the Construction Manager
            Group means the Construction Manager, its associated companies, its other sub-contractors and suppliers, the Owner, Petrobras, and the officers, employees and agents of any of them.

      7.2.4 For the purposes of this Clause 7.2 the Workships Group means Workships, its associated companies, its sub-contractors and suppliers and the officers, employees and agents of any of them.

      7.2.5 For the express purposes of Clause 7 of this Agreement only, the Construction Manager contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Construction Manager Group (as defined in Clause 7.2.3) and all such persons shall to this extent be deemed to be parties to this Agreement.

      7.2.6 For the express purposes of Clause 7 of this Agreement only, Workships contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Workships Group (as defined in Clause 7.2.4) and all such persons shall to this extent be deemed to be parties to this Agreement.

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7.3   INDEMNITY FOR OPERATIONS

      Save as is provided in Article 7.2. above, the Construction Manager shall indemnify and hold harmless and shall procure that Owner shall indemnify and hold harmless Workships from and against all actions, proceedings, claims, demands or liabilities whatsoever that may be brought by any other person against, or incurred by Workships in relation to or in connection with its performance of this Agreement unless same has arisen from the gross negligence or wilful misconduct of Workships, in which event the liability of Workships shall be limited to the aggregate of the management fee received by Workships in the preceding 12 months.

8.    CONFIDENTIAL INFORMATION

      All information related to this Agreement regardless or whether such information concerns the Construction Manager, its clients, its associated companies or its contractors shall be treated as confidential and shall not be divulged by Workships or the Technical Personnel to any third party without the prior written consent of the Construction Manager. The hereabove obligations shall survive the termination of the Agreement and shall remain in force for so long as the information covered by confidentiality has not otherwise become public knowledge.

9.    INSURANCE

9.1   WORKSHIPS'S INSURANCES

      Workships undertakes that it will take out all insurance policies to cover its liabilities and those of the Technical Personnel as set forth in
      Article 7 of this Agreement, such insurances shall include but not be limited to the following:

      9.1.1 Workmen's Compensation insurance and Employer's Liability insurance for damage suffered by its personnel in amounts not less than those required by applicable laws in The Netherlands and the jurisdiction in which the Technical Personnel are required to operate.

      9.1.2 Comprehensive general liability insurance for its responsibility to third parties.

      9.1.3 All insurance policies as required to cover its equipment and/or materials and those belonging to any service companies and for which Workships is responsible.

9.2   CONSTRUCTION MANAGER INSURANCE

      The Construction Manager will take out insurance policies to cover the Construction Manager's responsibilities including but not limited to those responsibilities set out in Clause 5.2 of the Construction Management Agreement.

9.3   GENERAL PROVISIONS

      For all insurance policies taken out:

      9.3.1 Workships shall comply with the relevant insurance regulations in force.

      9.3.2 Construction Manager shall bear the costs of the premiums, deductibles, fees and expenses relative to all policies effected pursuant to the provisions of this Agreement.

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      9.3.3 Each Party shall procure that the other Party shall be named as co-assured to the extent permitted so as to give effect to the provisions of Article 6 of this Agreement.

      9.3.4 All of the insurance policies taken out shall state the underwriter's waiver of subrogation to give effect to the provisions of Article 6 of this Agreement.

10.   AUDIT

      Workships shall keep and cause its Technical Personnel, its contractor(s) and subcontractor(s) to keep the books, payrolls, receipts, vouchers, financial records, personnel records and any document related to the work thereunder and required for administration purposes for the term of the Agreement and for a limited period of two (2) years after termination hereof. The Construction Manager, through its duly authorised representatives, shall have free access with 15 days notice with no restriction, to such information, whenever required by the Construction Manager, and it shall also have the right, at any time subject to previous notification to Workships, to perform the audits it deems necessary of the aforementioned books, payrolls, receipts, vouchers, records and files in general.

      The Construction Manager reserves the right to audit the activities of Workships and/or the Technical Personnel as deemed necessary and/or appropriate by the Construction Manager, in order to check the contents and compliance with the terms herein.

      Notwithstanding the foregoing, in no event shall the Construction Manager's right of audit be construed as a release or waiver of any of Workships's obligations under this Agreement.

11.   MISCELLANEOUS

11.1  FORCE MAJEURE

      11.1.1 Each Party to this Agreement shall be relieved from complying with any term of this Agreement to the extent that, and only so long as, such compliance is prevented or delayed by force majeure, which is defined as civil or labour disturbances, riots, strikes (other than a strike limited to the employees of either Party), wars (declared or undeclared), military actions, insurrections, rebellion, acts of any governmental or military agency and actual or assumed authority, action of elements, floods, storm or other acts of God or any cause beyond the control of either Party, whether or not similar to the matters herein specifically enumerated and provided that the event shall not have been caused by the action or negligence of that Party. That Party and/or the Parties affected shall do its, or their, utmost to remedy the above circumstances.

      11.1.2 Any Party claiming force majeure shall promptly notify the other Party, with the evidence of the occurrence of such event.

      11.1.3 If either Party hereto is prevented from or delayed in performing all or any of its obligations thereunder as a direct result of force majeure, such non-performance shall not be considered as a breach of this Agreement and that Party shall be relieved from such obligation which shall suspend payment by the other Party for the duration of such force majeure.

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11.2  BANKRUPTCY OR ABANDONMENT OF OPERATIONS

      Should Workships become insolvent or enter into any arrangement with or for the benefit of its creditors or become unable or refuse or neglect to perform its obligations hereunder or if Workships's equipment is seized or taken in execution, the Construction Manager may, by notice in writing to Workships, terminate this Agreement without thereby affecting in other respects the obligations or liabilities of Workships.

11.3  ASSIGNMENT OF AGREEMENT

      Neither Party may assign this Agreement, either wholly or in part, except with the prior written authorisation of the other Party, which authorisation may not be unreasonably withheld.

12.   NOTICE

      All notices, invoices and other communications required pursuant to this Agreement shall be in writing and deemed to have been sufficiently given or made if delivered by hand or send by fax to the addressee at the address set out below;




      in the case of the Construction Manager to:

                           PETRODRILL ENGINEERING N.V.
                           c/o Winkel, Sliana & Grul
                           Attn: Thoma Aardenburg
                           Pietermaai 23 Postbus 113
                             Curacao
                             Netherlands Antilles

                           Fax: 011 599 9 465 2890

      with copies to:

                           WESTVILLE MANAGEMENT CORPORATION
                           Attn: John C.G. O'Leary
                           5847 San Felipe, Suite 3300
                           Houston, Texas 77057

                           Fax: 713 914 9796

                                      -8-
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     in the case of Workships to:

                           WORKSHIPS CONTRACTORS B.V.
                           KP Van Der Mandeleaan 34
                           3062 MD Rotterdam (Brainpark)
                           The Netherlands

                           Fax: 011 31 10 452 8176

or to such other address as the relevant Party may from time to time notify to the other.

13.   GOVERNING LAW AND  ARBITRATION

13.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of England.

13.2 Any dispute or difference arising in connection with this Agreement shall if possible be settled by mutual amicable agreement.

13.3 If any dispute should arise in connection with the interpretation and fulfilment of this Agreement the same shall be decided by arbitration in the city of London and shall be referred to a single arbitrator (an Arbitrator) to be appointed by the Parties hereto. If the Parties cannot agree upon the appointment of the single Arbitrator the dispute shall be settled by three Arbitrators, each Party appointing one Arbitrator, the third being appointed by the Chairman for the time being of the London Maritime Arbitrators' Association.

13.4 If either of the appointed Arbitrators refuses or is incapable of acting, the Party who appointed him shall appoint a new Arbitrator in his place.

13.5 If one of the Parties fails to appoint an Arbitrator, either originally or by way of substitution, for two weeks after the other Party having appointed his Arbitrator has sent the Party making default notice by mail or facsimile to make the appointment, the Party appointing the third Arbitrator shall, after application from the Party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the Party making default.

13.6 The award rendered by the Arbitration Court shall be final and binding upon the Parties and may if necessary be enforced by the Court or other competent authority in the same manner as a judgment in the Court of Justice.

13.7 Work under this Agreement shall, if reasonably possible, continue during the arbitration proceedings.

IN WITNESS WHEREOF this Agreement has been executed in two duplicate originals by or on behalf of the Parties hereto the day and year first above written.

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SIGNED by                     )/s/ Illegible
for and on behalf of          )
PETRODRILL ENGINEERING N.V.   )
in the presence of:           )/s/ Illegible




SIGNED by                     )/s/ Illegible
for and on behalf of          )
WORKSHIPS CONTRACTORS B.V.    )
in the presence of:           )/s/ Illegible

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                                   APPENDIX 1
                               SCHEDULE OF RATES

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                    NAME                         COST PER WORKING DAY
                                                       US$/DAY
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Grob B.H.M.                                              500
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Minnes R.A.                                              569
--------------------------------------------------------------------------------
Charalampopoulos M.                                      111
--------------------------------------------------------------------------------
Jolles W.                                                519
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Nijs J. de                                               469
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Hogg T.                                                  474
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Bugel A.                                                 582
--------------------------------------------------------------------------------


Notes:

All prices above are inclusive of salaries, social security costs, insurance, provision for holidays and travel days.

All prices are exclusive of direct flight and travel charges, accomodations.

The prices shown are valid for 12 months commencing 1st January 1998 and are subject to annual revision of 3% (three percent) unless otherwise agreed.

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